                            ARTICLES OF INCORPORATION

                                       OF

                             Weitz Series Fund, Inc.


         For the purpose of forming a Minnesota business corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended, the following Articles of Incorporation are adopted:


                                   ARTICLE 1.

         The name of this corporation is Weitz Series Fund, Inc.

                                   ARTICLE 2.

         This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, this corporation shall have specific power:

                  (a.) To conduct, operate and carry on the business of an "open-end" management investment company pursuant to applicable state and federal regulatory statues, and exercise all the powers necessary and appropriate to the conduct of such operations.

                  (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, and futures contracts and options thereon.

                  (c) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

                                   ARTICLE 3.

         This corporation shall have perpetual existence.


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                                   ARTICLE 4.

         The location and post office address of the registered agent and office of the corporation in Minnesota is The Prentice-Hall Corporation System, Inc., Multi-Foods Tower, 33 South Sixth Street, Minneapolis, Minnesota 55402.

                                   ARTICLE 5.

         The total number of authorized shares of this corporation is 100,000,000 all of which shall be common shares of the par value of $.001 each. Of said common shares, 10,000,000 shares may be issued in the series of common shares hereby designated Intermediate Term Fixed Income Portfolio shares. The balance of 90,000,000 shares may be issued in such series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, or may be authorized for issuance as additional shares of any existing series or portfolio as and to the extent stated or expressed in a resolution or resolutions providing for the issue of any such series or shares of common shares adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in said Board of Directors. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation. The Intermediate Term Fixed Income Portfolio Common Shares and each other series of common shares which the Board of Directors may establish , as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors of this corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any series of shares of this corporation.

                                   ARTICLE 6.

         The shareholders of each series of common shares of this corporation:

               (a) shall not have the right to cumulate votes for the election of the Directors; and

               (b) shall have no preemptive right to subscribe to any issue of shares of any class or series of this corporation now or hereafter made.

                                   ARTICLE 7.

                  The shareholders of the Intermediate Term Fixed Income Portfolio Common Shares and all future series of shares authorized by the Board of Directors which evidence a separate portfolio of investment securities shall have the following rights and preferences:

                  (a) On any matter submitted to a vote of shareholders of this corporation, all common shares of this corporation then issued and outstanding and entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case shares will be voted by individual series; (ii) when otherwise required by the Investment Company Act of 1940, as amended, or the rules adopted thereunder, in which case shares shall be voted by individual series; and (iii) when the matter does not affect the interests of a particular series, in which case only shareholders of the series affected shall be entitled to vote thereon and shall vote by individual series.

                  (b) All consideration received by this corporation for the issue or sale of shares of any series, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that series relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of this corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" a series of the common shares of this corporation.

                  (c) Assets of this corporation not belonging to any particular series are referred to herein as "General Assets." General Assets shall be allocated to each series in proportion to the respective net assets belonging to such series. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a series or as General Assets, and as to the allocation of General Assets.

                  (d) The assets belonging to a particular series of common shares shall be charged with the liabilities incurred specifically on behalf of such series of common shares ("Specific Liabilities"). Such assets shall also be charged with a share of the general liabilities of the corporation ("General Liabilities") in proportion to the respective net assets belonging to such series of common shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

                  (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A, and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all series of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any series of common shares shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to such series (including, for this purpose, any General Assets allocated to such series).

                  (f) In the event of the liquidation or dissolution of this corporation, holders of the shares of any series shall have priority over the holders of any other series with respect to, and shall be entitled to receive, out of the assets of this corporation available for distribution to holders of shares, the assets belonging to such series of common shares and the General Assets allocated to such series of common shares, and the assets so distributable to the holders of the shares of any series shall be distributed among such holders in proportion to the number of shares of such series held by them and recorded on the books of this corporation

                  (g) With the approval of a majority of the shareholders of each of the affected series of common shares, the Board of Directors may transfer the assets of any portfolio to any other portfolio. Upon such a transfer, the corporation shall issue common shares representing interests in the portfolio to which the assets were transferred in exchange for all common shares representing interests in the portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

                                   ARTICLE 8.

         The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of the corporation and of its Directors and shareholders.

                  (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

                           (1) to make, adopt, alter, amend and repeal Bylaws of
                  the corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;

                           (2) to distribute, in its discretion, for any fiscal
                  year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

                           (3) to authorize, subject to such vote, consent, or
                  approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment, advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the corporation) upon such terms and conditions as may be provided in such agreement or agreements;

                           (4) to authorize any agreement of the character
                  described in subparagraph 3 of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

                           (5) to allot and authorize the issuance of the
                  authorized but unissued shares of any class or series of this corporation;

                           (6) to accept or reject subscriptions for shares of
                  any series made after incorporation; and

                           (7) to fix the terms, conditions and provisions of
                  and authorize the issuance of options to purchase or subscribe for shares of any series including the option price or prices at which shares may be purchased or subscribed for.

         (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the corporation and every holder of shares of its capital stock; namely, the amount of the assets, obligations, liabilities and expenses of each portfolio of the corporation; the amount of the net income of each portfolio of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each portfolio; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each portfolio; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each portfolio of the corporation; the fair value of any other asset owned by or in each portfolio of the corporation; the number of shares of each series of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each portfolio of the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of securities.

         (c) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each portfolio of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940, of the affected portfolio or portfolios of the corporation.

         (d) The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

         (e) Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the Directors or committee members, unless otherwise provided by the Investment Company Act of 1940 or regulations thereunder.

                                   ARTICLE 9.

         The names and addresses of the first Directors, who shall serve until the first meeting of shareholders or until their successors are elected and qualified are:

         John W. Hancock                    9110 West Dodge Road, Suite 210
                                            Omaha, NE 68114-3316

         Clifford S. Hayes                  9110 West Dodge Road, Suite 210
                                            Omaha, NE 68114-3316

         Thomas R. Pansing                  10050 Regency Circle, Suite 200
                                            Omaha, NE 68114

         Wallace R. Weitz                   9110 West Dodge Road, Suite 210
                                            Omaha, NE 68114-3316


         Carroll E. Fredrickson             9360 Dewey Avenue
                                            Omaha, NE 68114

                                   ARTICLE 10.

         To the fullest extent permitted by Minnesota Statutes, Chapter 302A, as the same exists or may hereafter be amended, and to the extent not inconsistent with the Investment Company Act of 1940 and regulations thereunder, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE 11.

         The name and address of the incorporator, who is a natural person of full age, is:



               Name                                   Address
               ----                                   -------

          John C. Miles                        1900 FirsTier Bank Building
                                               Lincoln, NE 68508

         IN WITNESS WHEREOF, the undersigned sole incorporator has executed these Articles of Incorporation on September 6, 1988.

                                               /s/ John C. Miles
                                               -----------------
                                                   John C. Miles

STATE OF NEBRASKA      )
                       )  ss
COUNTY OF LANCASTER    )

         On September 6, 1988, before me, a Notary Public, personally appeared John C. Miles, to me known to be the person named as the incorporator of Weitz Series Fund, Inc., a Minnesota corporation, who executed the foregoing Articles of Incorporation on behalf of said corporation.

                                               /s/ Lori S. Busch
                                               -----------------
                                                   Lori S. Busch

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             WEITZ SERIES FUND, INC.

                                       I.

         The name of the corporation is Weitz Series Fund, Inc.

                                       II.

         On October 19, 1988, the Board of Directors of Weitz Series Fund, Inc., and the sole shareholder unanimously consented to the adoption of the following amendments to the Articles of Incorporation.

(A) That Article 5 be amended and restated as follows:

                                   "ARTICLE 5.

                  The total number of authorized shares of this corporation is 100,000,000 all of which shall be common shares of the par value of $.001 each. Of said common shares, 10,000,000 shares may be issued in the series of common shares hereby designated Fixed Income Portfolio shares. The balance of 90,000,000 shares may be issued in such series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, or may be authorized for issuance as additional shares of any existing series or portfolio as and to the extent stated or expressed in a resolution or resolutions providing for the issue of any such series or shares of common shares adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in said Board of Directors. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation. The Fixed Income Portfolio Common Shares and each other series of common shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors of this corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any series of shares of this corporation."

(B) That Article 7 be amended and restated as follows:

                                   "ARTICLE 7.

         The shareholders of the Fixed Income Portfolio Common Shares and all future series of shares authorized by the Board of Directors which evidence a separate portfolio of investment securities shall have the following rights and preferences:

                  (a) On any matter submitted to a vote of shareholders of this corporation, all common shares of this corporation then issued and outstanding and entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case shares will be voted by individual series; (ii) when otherwise required by the Investment Company Act of 1940, as amended, or the rules adopted thereunder, in which case shares shall be voted by individual series; and (iii) when the matter does not affect the interests of a particular series, in which case only shareholders of the series affected shall be entitled to vote thereon and shall vote by individual series.

                  (b) All consideration received by this corporation for the issue or sales of shares of any series, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that series relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of this corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" a series of the common shares of this corporation.

                  (c) Assets of this corporation not belonging to any particular series are referred to herein as "General Assets." General Assets shall be allocated to each series in proportion to the respective net assets belonging to such series. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a series or as General Assets, and as to the allocation of General Assets.

                  (d) The assets belonging to a particular series of common shares shall be charged with the liabilities incurred specifically on behalf of such series of common shares ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of this corporation ("General Liabilities") in proportion to the respective net assets belonging to such series of common shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

                  (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A, and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all series of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any series of common shares shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to such series (including, for this purpose, any General Assets allocated to such series).

                  (f) In the event of the liquidation or dissolution of this corporation, holders of the shares of any series shall have priority over the holders of any other series with respect to, and shall be entitled to receive, out of the assets of this corporation available for distribution to holders of shares, the assets belonging to such series of common shares and the General Assets allocated to such series of common shares, and the assets so distributable to the holders of the shares of any series shall be distributed among such holders in proportion to the number of shares of such series held by them and recorded on the books of this corporation.

                  (g) With the approval of a majority of the shareholders of each of the affected series of common shares, the Board of Directors may transfer the assets of any portfolio to any other portfolio. Upon such a transfer, the corporation shall issue common shares representing interests in the portfolio to which the assets were transferred in exchange for all common shares representing interests in the portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values."

(C) That Article 8 be amended to include a new subparagraph (f) which reads as follows:

         "(f) Notwithstanding any other provision of these Articles of Incorporation, no person shall serve as a director of this corporation after the holders of record of not less than two-thirds of the outstanding shares of the corporation have declared that such director be removed from office by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Minnesota Statutes, subchapter 302(A), the Board of Directors shall promptly call a meeting of shareholders for the removal of a director if recordholders of not less than 10 percent of the outstanding shares request in writing that such a meeting be held. Whenever 10 or more shareholders of record who have been such for at least six months preceding the date of application and who in the aggregate own shares having a net asset value of at least $25,000 or at least 1 percent of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing stating that they wish to communicate with other shareholders with a view to obtaining signatures to request a meeting pursuant to this section and which is accompanied by the form of communication proposed to be transmitted to such other shareholders, the Board of Directors shall within five business days after receipt thereof either afford such applicants access to the list of the names and addresses of all shareholders of record on such date or inform such applicants as to the approximate number of such shareholders of record and the approximate cost of mailing to them the proposed communication and form of request. If such applicants provide sufficient copies of all materials to be so mailed and provide payment for all reasonable costs and expenses of mailing, the Board of Directors shall mail such materials to all shareholders of record, unless within five days of the tender of the materials and payment therefor the Board of Directors files with the Securities and Exchange Commission and provides to the applicants a copy of a written statement signed by a majority of the directors which indicates that in their opinion such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of law, and specifying the basis of such opinion."

     These Articles of Amendment are executed by the President and Secretary of Weitz Series Fund, Inc., this 19th day of October, 1988.


                                                /s/ Wallace R. Weitz
                                                --------------------
                                             Wallace R. Weitz, President

                                                /s/ Ellie E. Miller
                                                -------------------
                                             Ellie E. Miller, Secretary